Exhibit 99.1
Fluence Energy, Inc. Reports First Quarter Fiscal 2023 Results
Stronger Demand and Increased Supply Chain Assurance Drives Higher Fiscal Year 2023 Guidance
ARLINGTON, Va., February 8, 2023 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a leading global pure-play provider of energy storage products and services as well as digital applications for renewables and storage, today announced its results for the three months ended December 31, 2022.
Financial Highlights for First Fiscal Quarter of 2023
•Revenue of $310.5 million which represents an increase of 78% year-over-year.
•GAAP gross profit margin improved to approximately 3.9% including previously disclosed settlement of liquidated damages recovered from a supplier during the quarter, compared to negative 30.4% for the same quarter in the prior year. The significant year over year improvement is due to the absence of an adjustment for the first quarter 2023 that was made during the first quarter 2022 related to impacts from Covid-19. The impacts of Covid-19 are well understood and largely behind us.
•Adjusted gross profit margin1 improved to approximately 4.7% including previously disclosed settlement of liquidated damages recovered from a supplier during the quarter, compared to negative 4.8% for the same quarter last year.
•Net loss of $37.2 million, compared to net loss of $111.5 million for the same quarter last year.
•Adjusted EBITDA1 of negative $25.5 million including previously disclosed settlement of liquidated damages recovered from a supplier during the quarter, compared to negative $42.8 million for the same quarter last year.
•Total backlog2 of $2.7 billion as of December 31, 2022, an increase from $2.2 billion as of September 30, 2022.
Executive Summary
Commenting on the quarter, Julian Nebreda, the Company’s President and Chief Executive Officer, said “We delivered a strong quarter highlighted by our robust order intake complemented by our improvements in gross margin. We continue to see growing demand for our solutions and have improved our visibility in our supply chain that gives us the confidence necessary to raise our financial guidance for fiscal 2023. Furthermore, we are seeing early signs of incremental activity from our customers in the United States as a result of the Inflation Reduction Act that we believe will start to materialize in the second half of the year."
Mr. Nebreda continued, "Additionally, I am pleased to report that we are making substantial progress on each of our strategic objectives detailed below."
Strategic Objectives
1.Deliver Profitable Growth
•We are raising our fiscal year 2023 total revenue guidance midpoint by $150 million and we are raising our adjusted gross profit guidance midpoint by $20 million due to incremental demand and stronger supply chain visibility.
2.Develop Products and Solutions That Our Customers Need
•We are ready to offer Northvolt batteries in our Generation 6 Cubes, providing our customers increased optionality while diversifying our battery supply by adding this European battery vendor.
1 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as reconciliations to the most directly comparable financial measures stated in accordance with GAAP.
2 For our energy storage products contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital application contracts, contracted backlog includes signed agreements where the associated subscription has not started.

3.Convert Our Supply Chain into a Competitive Advantage
•All fiscal year 2023 battery requirements are either in-country or in-transit providing high confidence for project execution and achieving fiscal year 2023 revenue guidance.
4.Use Fluence Digital as a Competitive Differentiator and Margin Driver
•Fluence Mosaic entered ERCOT market with its first contract. Mosaic is now active in three markets - CAISO, Australia NEM, and ERCOT.
•Launched Nispera's Battery Energy Storage Systems (BESS) operations and maintenance capabilities. Nispera is one of the first global asset performance management platforms to be deployed onto all four major renewable asset classes including wind, solar, pumped hydro, and BESS.
5.Work Better
•Continued executing on several items previously announced including: 1) enhancing risk management; 2) improving execution; and 3) optimizing cost structure.
Fiscal Year 2023 Guidance
The Company is increasing its fiscal year 2023 total revenue guidance to approximately $1.6 billion to $1.8 billion. Furthermore, the Company is increasing its fiscal year 2023 adjusted gross profit3 guidance to approximately $85 million to $115 million. In addition the impact of the $20 million settlement of liquidated damages recovered from our largest battery module vendor was included in our initial full year guidance previously provided in our FY 2022 earnings release, thus the upwards guidance revision is a result of incremental demand and better supply chain visibility.
"We continue to make strides in our execution including stronger risk management and improved processes and controls with our suppliers and customers," said Manavendra Sial the Company's Chief Financial Officer. "As we progress through the rest of the year we have high confidence in our ability to become adjusted EBITDA positive in fiscal year 2024."
The foregoing 2023 Fiscal Year guidance statement represents management's current best estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.
The Company is not able to provide a quantitative reconciliation of Adjusted Gross Profit to GAAP Gross Profit on a forward-looking basis within this press release because of the uncertainty around certain items that may impact Adjusted Gross Profit, including stock compensation and reorganization expenses, that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.

Share Count
The shares of the Company’s common stock as of December 31, 2022 are presented below:

Common Shares
Class B-1 common stock held by AES Grid Stability, LLC	58,586,695
Class A common stock held by Siemens AG	39,738,064
Class A common stock held by Siemens Pension-Trust E.V.	18,848,631
Class A common stock held by Qatar Holding LLC	18,493,275
Class A common stock held by public	38,993,021
Total Class A and Class B-1 common stock outstanding	174,659,686
3 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as reconciliations to the most directly comparable financial measures stated in accordance with GAAP.

Conference Call Information
The Company will conduct a teleconference starting at 8:30 a.m. EST on Thursday, February 9th, 2023, to discuss the first fiscal quarter results. To participate, analysts are required to register by clicking Fluence Energy Q1 Earnings Call Registration Link. Once registered, analysts will be issued a unique PIN number and dial-in number. Analysts are encouraged to register at least 15 minutes before the scheduled start time.
General audience participants, and non-analysts are encouraged to join the teleconference in a listen-only mode at: Fluence Energy Listen - Only Webcast , or on www.fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations. Supplemental materials that may be referenced during the teleconference will be available at: www.fluenceenergy.com, by selecting Investors, News & Events, and Events & Presentations.
A replay of the conference call will be available after 1:00 p.m. EST on Thursday, February 9th, 2023. The replay will be available on the company’s website at www.fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations.
Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Loss, and Free Cash Flows, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures. Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables contained at the end of this release.
The Company is not able to provide a quantitative reconciliation of Adjusted Gross Profit to GAAP Gross Profit on a forward-looking basis within this press release because of the uncertainty around certain items that may impact Adjusted Gross Profit, including stock compensation and reorganization expenses, that are not within our control or cannot be reasonably predicted without unreasonable effort.
About Fluence

Fluence Energy, Inc. (Nasdaq: FLNC) is a global market leader in energy storage products and services, and digital applications for renewables and storage. With a presence in over 40 global markets, Fluence provides an ecosystem of offerings to drive the clean energy transition, including modular, scalable energy storage products, comprehensive service offerings, and the Fluence IQ Platform, which delivers AI-enabled digital applications for managing and optimizing renewables and storage from any provider. Fluence is transforming the way we power our world by helping customers create more resilient and sustainable electric grids.

For more information, visit Fluence’s website, or follow us on LinkedIn or Twitter.

Cautionary Note Regarding Forward-Looking Statements
The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements set forth above under “Fiscal Year 2023 Guidance,” and other statements regarding the Company's future financial and operational performance, anticipated demand for the Company's energy storage products, relationships with new and existing suppliers, and the Company's progress towards meeting its strategic objectives, expansion plans, impact of the Inflation Reduction Act of 2022 or any other proposed legislation, future results of operations, future revenue recognition and estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,”

“intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, our ability to achieve or maintain profitability, our ability to successfully execute our business and growth strategy, our ability to develop new product offerings and services and adoption of such new product offerings and services by customers, the potential adverse effects of the ongoing global COVID-19 pandemic, including capacity constraints within the shipping industry, increased shipping costs and delays in the shipping of our energy storage products, projects delays and site closures and cost-overruns, failure to realize potential benefits of the Inflation Reduction Act of 2022, and other factors set forth under Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Securities and Exchange Commission (“SEC”) on December 14, 2022, and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.
Contacts
Analyst
Lexington May
+1 713-909-5629
Email : InvestorRelations@fluenceenergy.com
Media
Email: media.na@fluenceenergy.com

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollars in Thousands, except share and per share amounts)

	Unaudited
	December 31, 2022	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	$286,735	$357,296
Restricted cash	55,233	62,425
Short-term investments	109,862	110,355
Trade receivables	108,591	86,770
Unbilled receivables	224,484	138,525
Receivables from related parties	56,678	112,027
Advances to suppliers	55,191	54,765
Inventory, net	1,083,607	652,735
Other current assets	29,747	26,635
Total current assets	2,010,128	1,601,533
Non-current assets:
Property and equipment, net	15,167	13,755
ROU Asset - Operating Leases	2,004	2,403
Intangible assets, net	51,482	51,696
Goodwill	25,816	24,851
Deferred income tax asset	2,571	3,028
Advances to suppliers	—	8,750
Debt issuance cost	2,590	2,818
Note receivable - pledged as collateral	24,330	24,330
Other non-current assets	17,839	12,490
Total non-current assets	141,799	144,121
Total assets	$2,151,927	$1,745,654
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$505,620	$304,898
Deferred revenue	469,098	273,073
Personnel related liabilities	14,410	21,286
Accruals and provisions	160,187	183,814
Payables and deferred revenue with related parties	358,064	306,348
Taxes payable	7,898	11,114
Current portion of operating lease liabilities	1,636	1,732
Other current liabilities	9,441	7,198
Total current liabilities	1,526,354	1,109,463
Non-current liabilities:
Operating lease liabilities, net of current portion	668	1,011
Deferred income tax liability	3,467	4,876
Borrowings against note receivable - pledged as collateral	21,142	—
Other non-current liabilities	1,279	1,096
Total non-current liabilities	26,556	6,983
Total liabilities	1,552,910	1,116,446
Stockholders’ Equity:
Preferred stock, $0.00001 per share, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2022 and September 30, 2022	—	—
Class A common stock, $0.00001 par value per share, 1,200,000,000 shares authorized; 116,645,242 shares issued and 116,072,991 shares outstanding as of December 31, 2022; 115,424,025 shares issued and 114,873,121 shares outstanding as of September 30, 2022	1	1
Class B-1 common stock, $0.00001 par value per share, 200,000,000 shares authorized; 58,586,695 and 58,586,695 shares issued and outstanding as of December 31, 2022 and September 30, 2022, respectively	—	—

Class B-2 common stock, $0.00001 par value per share, 200,000,000 shares authorized; no shares issued and outstanding as of December 31, 2022 and September 30, 2022	—	—
Treasury stock, at cost	(5,301)	(5,013)
Additional paid-in capital	554,924	542,602
Accumulated other comprehensive income	410	2,784
Accumulated deficit	(129,186)	(104,544)
Total stockholders’ equity attributable to Fluence Energy, Inc.	420,848	435,830
Non-Controlling interests	178,169	193,378
Total stockholders’ equity	599,017	629,208
Total liabilities and stockholders’ equity	$2,151,927	$1,745,654

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS (UNAUDITED)
(U.S. Dollars in Thousands, except share and per share amounts)

	Three Months Ended December 31,
	2022	2021
Revenue	$209,454	$27,054
Revenue from related parties	101,006	147,833
Total revenue	310,460	174,887
Cost of goods and services	298,420	228,036
Gross (loss) profit	12,040	(53,149)
Operating expenses:
Research and development	19,162	10,758
Sales and marketing	8,792	13,059
General and administrative	31,267	31,201
Depreciation and amortization	2,424	1,427
Interest expense	816	682
Other income (expense), net	12,614	(826)
Loss before income taxes	(37,807)	(111,102)
Income tax expense	(614)	358
Net loss	$(37,193)	$(111,460)
Net loss attributable to non-controlling interests	$(12,551)	$(82,655)
Net loss attributable to Fluence Energy, Inc.	$(24,642)	$(28,805)

Weighted average number of Class A common shares outstanding:
Basic and diluted	115,393,437	54,143,275
Loss per share of Class A common stock
Basic and diluted	$(0.21)	$(0.53)

Foreign currency translation gain (loss), net of income tax expense of $0.3 million in 2022, and $0 in 2021	(3,585)	299
Total other comprehensive income (loss)	$(3,585)	$299
Total comprehensive loss	$(40,778)	$(111,161)
Comprehensive loss attributable to non-controlling interest	$(13,761)	$(82,570)
Total comprehensive loss attributable to Fluence Energy, Inc.	$(27,017)	$(28,591)

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(U.S. Dollars in Thousands)

	Three Months Ended December 31,
	2022	2021
Operating activities
Net loss	$(37,193)	$(111,460)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,424	1,427
Amortization of debt issuance costs	229	137
Inventory provision	(330)	3,517
Stock-based compensation expense	8,477	24,877
Deferred income taxes	(951)	—
Provision (benefit) on loss contracts	(2,720)	5,668
Changes in operating assets and liabilities:
Trade receivables	(21,821)	(9,472)
Unbilled receivables	(85,959)	15,042
Receivables from related parties	55,349	(15,026)
Advances to suppliers	8,033	(30,845)
Inventory, net	(430,541)	(56,086)
Other current assets	(3,507)	(134)
Other non-current assets	375	(35,371)
Accounts payable	200,722	(59,244)
Payables and deferred revenue with related parties	51,716	(21,904)
Deferred revenue	196,026	74,400
Current accruals and provisions	(20,907)	23,027
Taxes payable	(3,216)	4,872
Other current liabilities	(4,806)	(4,794)
Other non-current liabilities	(298)	(182)
Net cash used in operating activities	(88,898)	(191,551)
Investing activities
Proceeds from maturities of short-term investments	1,178	—
Payments for purchase of investment in joint venture	(5,013)	—
Purchase of property and equipment	(2,496)	(870)
Net cash used in investing activities	(6,331)	(870)
Financing activities
Proceeds from issuance of Class A common stock sold in an IPO, net of underwriting discounts and commissions	—	947,991
Payment of IPO costs	—	(5,465)
Payment of transaction cost related to issuance of Class B membership units	—	(6,320)
Payment of debt issuance costs	—	(2,719)
Repurchase of class A common stock placed into treasury	(288)	—
Proceeds from exercise of stock options	2,398	—
Repayment of promissory notes – related parties	—	(50,000)
Repayment of line of credit	—	(50,000)
Proceeds from borrowing against note receivable - pledged as collateral	21,142	—
Net cash provided by financing activities	23,252	833,487
Effect of exchange rate changes on cash and cash equivalents	(5,776)	280
Net (decrease) increase in cash and cash equivalents	(77,753)	641,346
Cash, cash equivalents, and restricted cash as of the beginning of the period	429,721	38,069
Cash, cash equivalents, and restricted cash as of the end of the period	351,968	679,415

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics as of December 31, 2022 and September 30, 2022, and order intake for the three months ended December 31, 2022 and 2021. The tables below present the metrics in either Gigawatts (GW) or Gigawatt hours (GWh).

	December 31, 2022	September 30, 2022	Change	Change %
Energy Storage Products and Solutions
Deployed (GW)	1.9	1.8	0.1	5.6%
Deployed (GWh)	5.1	5.0	0.1	2.0%
Contracted Backlog (GW)	4.3	3.7	0.6	16.2%
Pipeline (GW)	9.7	9.3	0.4	4.3%
Pipeline (GWh)	26.3	22.6	3.7	16.4%

(amounts in GW)	December 31, 2022	September 30, 2022	Change	Change %
Service Contracts
Assets under Management	2.0	2.0	—	—%
Contracted Backlog	2.1	2.0	0.1	5.0%
Pipeline	8.3	8.8	(0.5)	(5.7%)

(amounts in GW)	December 31, 2022	September 30, 2022	Change	Change %
Digital Contracts
Assets under Management	14.0	13.7	0.3	2.2%
Contracted Backlog	4.0	3.6	0.4	11.1%
Pipeline	20.6	19.6	1.0	5.1%

(amounts in GW)	Three Months Ended December 31,
	2022	2021	Change	Change %
Energy Storage Products and Solutions
Contracted	0.6	0.6	—	(4.8)%
Service Contracts
Contracted	0.1	0.3	(0.2)	(60.0)%
Digital Contracts
Contracted	0.8	0.3	0.5	138.8%

FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended December 31,		Change	Change %
	2022	2021
Net loss	$(37,193)	$(111,460)	$74,267	66.6%
Add (deduct):
Interest expense (income), net(a)	(656)	615	(1,271)	206.7
Income tax expense	(614)	358	(972)	(271.5)
Depreciation and amortization	2,424	1,427	997	69.9
Stock-based compensation(b)	8,477	24,877	(16,400)	(65.9)
Other expenses(c)	2,085	41,350	(39,265)	(95.0)
Adjusted EBITDA	$(25,477)	$(42,833)	$17,356	(40.5)%
(a) Net interest expense (income) for the three months ended December 31, 2022 consists of $0.8 million of interest expense and $1.5 million of interest income.
(b) Included incentive awards that will be settled in shares and incentive awards that will be settled in cash.
(c) Amount for the three months ended December 31 2022 included $1.0 million in severance costs, primarily related to our restructuring plan, $0.5 million in consulting fees related to restructuring plan, and $0.6 million due to the 2021 cargo loss incident and other legal matters. Amount for the three months ended December 31, 2021 included $5.6 million related to excess shipping costs and $31.3 million of project charges and other costs which are compounding effects of the COVID-19 pandemic, $4.3 million related to the 2021 cargo loss incident, and $0.1 million IPO-related expenses which did not qualify for capitalization.

($ in thousands)	Three Months Ended December 31,		Change	Change %
	2022	2021
Total revenue	$310,460	$174,887	$135,573	(77.5)%
Cost of goods and services	298,420	228,036	70,384	30.9
Gross (loss) profit	12,040	(53,149)	$65,189	(122.7)
Add (deduct):
Stock-based compensation(a)	900	3,528	(2,628)	(74.5)
Other expenses(b)	1,743	41,266	(39,523)	(95.8)
Adjusted Gross Profit (Loss)	$14,683	$(8,355)	$23,038	(275.7)%
Adjusted Gross Profit Margin %	4.7%	(4.8)%
(a) Included incentive awards that will be settled in shares and incentive awards that will be settled in cash.
(b) Amount for the three months ended December 31 2022 included $1.6 million related to the 2021 cargo loss incident and other legal matters and $0.1 million in severance costs related the restructuring plan. Amount for the three months ended December 31, 2021 included $5.6 million related to excess shipping costs and $31.3 million of project charges and other costs which are compounding effects of the COVID-19 pandemic, and $4.3 million related to the 2021 cargo loss incident.

($ in thousands)	Three Months Ended December 31,		Change	Change %
	2022	2021
Net loss	$(37,193)	$(111,460)	$74,267	66.6%
Add (deduct):
Amortization of intangible assets	1,539	918	621	(67.6)
Stock-based compensation(a)	8,477	24,877	(16,400)	(65.9)
Other expenses(b)	2,085	41,350	(39,265)	(95.0)
Adjusted Net Loss	$(25,092)	$(44,315)	$19,223	(43.4)%
(a) Included incentive awards that will be settled in shares and incentive awards that will be settled in cash.
(b) Amount for the three months ended December 31 2022 included $1.0 million in severance costs primarily related to restructuring plan, $0.5 million in consulting fees related to restructuring plan, and $0.6 million due to the 2021 cargo loss incident and other legal matters. Amount for the three months ended December 31, 2021 included $5.6 million related to excess shipping costs and $31.3 million of project charges and other costs which are compounding effects of the COVID-19 pandemic, $4.3 million related to the 2021 cargo loss incident, and $0.1 million IPO-related expenses which did not qualify for capitalization.

($ in thousands)	Three Months Ended December 31,		Change	Change %
	2022	2021
Net cash used in operating activities	(88,898)	(191,551)	$102,653	(53.6)%
Less: Purchase of property and equipment	(2,496)	(870)	(1,626)	186.9
Free Cash Flows	$(91,394)	$(192,421)	$101,027	(52.5)%